UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 20, 2017
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement
On February 20, 2017, Delta Natural Gas Company, Inc., a Kentucky corporation (“Delta”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PNG Companies LLC, a Delaware limited liability company (“PNG Companies”) and Drake Merger Sub Inc., a Kentucky corporation and a wholly-owned subsidiary of PNG Companies (“Merger Sub”). A copy of the Merger Agreement is attached as Exhibit 2.1 to this report.
Merger and Cash Consideration - The Merger Agreement provides for the merger of Merger Sub with and into Delta on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with Delta continuing as the surviving corporation in the Merger and becoming a direct, wholly-owned subsidiary of PNG Companies. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of Delta, PNG Companies, Merger Sub or any holder of any shares of common stock, $1.00 par value per share, of Delta (the “Delta Common Stock”), each share of Delta Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Delta Common Stock that are owned by PNG Companies or Merger Sub or any of their respective subsidiaries, in each case immediately prior to the Effective Time) will be converted automatically into the right to receive $30.50 in cash, without interest (the “Merger Consideration”). Shares of Delta Common Stock held by PNG Companies or Merger Sub or any of their respective subsidiaries will not be entitled to receive the Merger Consideration.
Treatment of Outstanding Shares of Restricted Stock. Pursuant to the Merger Agreement, each outstanding share of restricted Delta Common Stock will be converted into a vested right to receive cash in an amount equal to the Merger Consideration.
Treatment of Performance Share Awards. If the Effective Time occurs on or before June 30, 2017, then each outstanding Delta Performance Share Award (as defined in the Merger Agreement) for which the applicable performance period ends on June 30, 2017, shall, as of the Effective Time, be converted into a number of restricted shares of Delta Common Stock (“Delta Restricted Shares”) equal to that number of shares of Delta Restricted Shares to which the holder of such Delta Performance Share Award would have been entitled assuming the Targeted Performance Objective (as defined in the applicable award agreement) is achieved. Such Delta Restricted Shares shall immediately thereafter (1) vest in full, (2) be deemed to constitute fully vested shares of Delta Common Stock, and (3) be converted into a vested right to receive cash in an amount equal to the Merger Consideration.
In addition, if the Effective Time occurs after June 30, 2017 but before the settlement of the outstanding Delta Performance Share Awards for the period ending on June 30, 2017, then each outstanding Delta Performance Share Award shall, as of the Effective Time, be converted into that number of shares of Delta Restricted Shares to which the holder of such Delta Performance Share Award would be entitled based on the actual Performance Objective achieved for such performance period, as provided in the applicable award agreement, but with such actual performance determined after eliminating the effects of any third-party expenses incurred as a result of the proposed Merger. Such Delta Restricted Shares shall immediately thereafter (1) vest in full, (2) be deemed to constitute fully vested shares of Delta Common Stock, and (3) be converted into a vested right to receive cash in an amount equal to the Merger Consideration.
In addition, if Delta awards new Delta Performance Share Awards for a performance period beginning on July 1, 2017 and ending on June 30, 2018 and if the Effective Time occurs before June 30, 2018, then each outstanding Delta Performance Share Award with a performance period ending on June 30, 2018 shall, as of the Effective Time, be converted into that number of Delta Restricted Shares equal to: (i) that number of Delta Restricted Shares to which the holder of such Delta Performance Share Award is entitled based on the actual Performance Objective achieved for the shortened performance period that occurs prior to the Effective Time, as provided in the applicable award agreement, but with such actual performance determined after eliminating the effects of any third-party expenses incurred as a result of the proposed Merger, multiplied by (ii) a fraction, the numerator of which shall be the number of days that have elapsed from June 30, 2017 through and including the Effective Time, and the denominator of which shall be

365. Such Delta Restricted Shares shall immediately thereafter (1) vest in full, (2) be deemed to constitute fully vested shares of Delta Common Stock, and (3) be converted into a vested right to receive cash in an amount equal to the Merger Consideration.
Immediately prior to the Effective Time, Delta shall distribute any accumulated dividends to the applicable holders of Delta Restricted Shares.
Conditions to Consummation of Merger. Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (1) the approval of the Merger by the holders of a majority of the outstanding shares of Delta Common Stock, (2) the receipt of regulatory approvals required to consummate the Merger, including approval from the Public Service Commission of Kentucky, (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (4) the absence of any law, statute, ordinance, code, rule, regulation, ruling, decree, judgment, injunction or order of a governmental authority that prohibits the consummation of the Merger, and (5) other customary closing conditions, including (a) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (b) each party’s compliance in all material respects with its obligations and covenants contained in the Merger Agreement, and (c) the absence of a material adverse effect on Delta. In addition, the obligations of PNG Companies and Merger Sub to consummate the Merger are subject to the required regulatory approvals not imposing or requiring any undertakings, terms, conditions, obligations, commitments or remedial actions that constitute a Burdensome Condition (as defined in the Merger Agreement).
Representations and Warranties. The Merger Agreement also contains customary representations, warranties and covenants of both Delta and PNG Companies. These covenants include, among others, an obligation on behalf of Delta to operate its business in the ordinary course until the Merger is consummated, subject to certain exceptions. Delta has made certain additional customary covenants, including, among others, subject to certain exceptions, (1) a covenant to cause a meeting of Delta’s shareholders to be held to consider approval of the Merger Agreement, (2) a covenant limiting any increase in the declaration of any quarterly dividends by more than $0.01 per quarter above the current quarterly dividend, and (3) a customary non-solicitation covenant prohibiting Delta from soliciting, providing non-public information or entering into discussions or negotiations concerning proposals relating to alternative business combination transactions, except as permitted under the Merger Agreement. In addition, the parties are required to use reasonable best efforts to obtain any required regulatory approvals.
Termination of Merger Agreement; Termination Fees. The Merger Agreement may be terminated by each of Delta and PNG Companies under certain circumstances, including if the Merger is not consummated by December 1, 2017 (subject to a three-month extension by either party, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, the absence of a law or injunction preventing the consummation of the Merger and the absence of a Burdensome Condition (as defined in the Merger Agreement) imposed in connection with any required regulatory approval, have been satisfied). The Merger Agreement also provides for certain additional termination rights for both Delta and PNG Companies. Upon termination of the Merger Agreement under certain specified circumstances, including (a) the Delta Board’s withdrawal of its recommendation of the Merger Agreement and the Merger under certain circumstances in order to enter into another definitive agreement with respect to certain business combinations (other than the Merger Agreement), or (b) termination by PNG Companies following a withdrawal by Delta’s Board of its recommendation of the Merger Agreement, Delta will be required to pay PNG Companies a termination fee of $4,340,000. In addition, if the Merger Agreement is terminated under certain circumstances due to the breach by PNG Companies of its obligations in respect of obtaining regulatory approvals PNG Companies will be required to pay Delta a termination fee of $4,340,000.
Merger Agreement Incorporated By Reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statement

The Merger Agreement has been included in this report to provide investors with information regarding its terms.  Except for the status of such agreement as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties thereto.

The representations, warranties, covenants and agreements made by the parties to the Merger Agreement are made as of specific dates and are qualified and limited, including by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement.  Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Delta, PNG Companies or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Delta’s public disclosures.

Item 8.01	Other Events

On February 21, 2017, Delta and Peoples Natural Gas, an affiliate of PNG Companies issued a joint press release announcing the signing of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About the Merger and Where to Find It

This communication does not constitute a solicitation of any vote or approval.  In connection with the proposed Merger, Delta intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed Merger. WE URGE OUR DELTA SHAREHOLDERS AND OTHER INTERESTED PARTIES TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be mailed to Delta shareholders prior to the shareholder meeting, which has not yet been scheduled. In addition a copy of the proxy statement and other related documents filed by Delta with the SEC, may be obtained for free at the SEC’s website at http://www.sec.gov. Investors and shareholders may also obtain free copies of the documents filed with the SEC by Delta at Delta’s website at http://www.delta.com (which website is not incorporated herein by reference) or by contacting John Brown, by telephone at (859) 744-6171 or by writing him at 3617 Lexington Road, Winchester, KY 40391.

Participants in the Solicitation

Delta, PNG Companies and their respective executive officers and directors and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Delta in connection with the proposed Merger. Information about the directors and executive officers of Delta is set forth in the proxy statement for Delta 2016 annual meeting of shareholders, as filed with the SEC on September 22, 2016.  Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Delta’s shareholders in connection with the proposed Merger will be included in the proxy statement. You can obtain free copies of these documents from the SEC or Delta using the website information above.

Forward-Looking Statements

Matters set forth in this filing contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Delta’s and PNG Companies’ control. These statements include, but are not limited to, certain plans, expectations, goals, and projections of Delta, and include statements about the benefits of the proposed Merger between Delta and PNG Companies, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of Delta and PNG Companies may not be integrated successfully or such integration may take longer to accomplish than expected; disruption from the proposed Merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; Delta’s shareholders may not approve the proposed Merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in Delta’s 2016 Annual Report on Form 10-K, and documents subsequently filed by Delta with the Securities and Exchange Commission. All forward-looking statements included in this filing are based on information available at the time of the release.  Delta does not assume any obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of February 20, 2017, among Delta Natural Gas Company, Inc., PNG Companies LLC and Drake Merger Sub, Inc.*

99.1
Joint press release issued by Delta Natural Gas Company, Inc. and Peoples Natural Gas, an affiliate of PNG Companies LLC, dated February 21, 2017, announcing the execution of the Agreement and Plan of Merger.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Delta Natural Gas Company, Inc. will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: February 21, 2017	By:	/s/John B. Brown
John B. Brown
Chief Operating Officer, Treasurer and Secretary